                                                                   Exhibit 10.18

                                                                 EXECUTABLE COPY

                    SALARIED EMPLOYEE SECONDMENT AGREEMENT*

              This Secondment Agreement (the "Agreement") is made effective on July 14, 2000 (the "Effective Date"), between Vastera Solutions Services Corporation, a Delaware corporation with offices at 45025 Aviation Drive, Suite 200, Dulles, Virginia 20166 ("Vastera"), and Ford Motor Company, a Delaware corporation, with offices at The American Road, Dearborn, Michigan 48121 ("Ford"). Vastera and Ford referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

       A. Vastera is engaged in the business of providing solutions for global trade management to clients ("Business");

       B. Pursuant to the terms of a Stock Transfer Agreement among Ford, Vastera and Vastera, Inc. dated as of July 14, 2000, Vastera acquired substantially all of the assets related to the operation of Ford's customs operations;

       C. Vastera plans to offer, or cause its Affiliates to offer, about 120 of the 135 employees who are engaged in providing custom services to Ford or its Affiliates ("Ford Customs Employees") employment with Vastera or its Affiliates over phased periods in order to assist Vastera in conducting the Business. Ford Customs Employees who decline Vastera's offer of employment will remain Ford Customs Employees but will be seconded to Vastera for a limited term, and then be transitioned back to Ford.

       D. This Agreement sets forth the terms and conditions for seconding the U.S. based Ford Customs Employees ("U.S. Ford Customs Employees").

              NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

       1. TERM. The term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2002. ("Term"). During the Term, this Agreement may be terminated only upon mutual agreement between the Parties or by a material breach by either Party after reasonable notice and an opportunity to cure the breach.

       2.     ASSIGNMENT OF U.S. FORD CUSTOMS EMPLOYEES.

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* Portions of this document have been omitted, with the precise position of these omissions marked with an asterisk, pursuant to a request for confidential treatment and such omitted portions have been filed separately with the U.S. Securities and Exchange Commission.

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       2.1    EMPLOYEE CENSUS. Attachment A attached hereto sets forth a list of the U.S. Ford Customs Employees to be seconded to Vastera as of the Effective Date, together with their base salary rate, any other targeted or mandatory cash compensation, including without limitation, bonus levels (based on 2000 target bonus range), job classification, FCG status (as defined below) and scheduled rotation date and social security number where applicable ("Seconded Employees"). The period during which Seconded Employees are seconded to Vastera is referred to as the "Assigned
       Period". During the Assigned Period, Ford shall make available to Vastera the services of the Seconded Employees, on a full-time or part-time basis.

       2.2 VASTERA EMPLOYMENT. Seconded Employees may resign employment with Ford according to Ford's policies. In the event of such resignation, Ford will cooperate with Vastera in searching for and identifying appropriate candidates for Vastera to hire to fill such positions. Vastera shall have the right to hire any Seconded Employee and Ford shall not interfere with Vastera's attempt to hire any Seconded Employee. If a Seconded Employee desires to accept Vastera's offer of employment, Ford shall terminate such employee on a date mutually agreed by the Parties. In such event, the Seconded Employee shall be removed from Attachment A on Vastera's hire date.

       2.3 REPATRIATION TO FORD. Except as provided below or in Section 4.2, prior to *, no Seconded Employee shall be repatriated to Ford. In the event that there is an advancement, promotional or other career development opportunity available for a Seconded Employee, and upon mutual agreement between the Parties, a Seconded Employee may be released from this Agreement and repatriated to Ford on a mutually agreeable date, and Attachment A shall be modified accordingly. Notwithstanding anything herein to the contrary, any Seconded Employee who is in the Ford College Graduate Program ("FCG") as of the Effective Date shall be repatriated to Ford on the scheduled rotation date and Attachment A shall be modified accordingly. Nothing herein contained shall preclude Vastera from making an offer of employment to a FCG. On or after *, if Ford wishes to remove a Seconded Employee from Attachment A for placement at Ford, Ford shall give Vastera prior written notice of its request for such removal whereupon Ford and Vastera shall meet in good faith to determine the timing of such removal after consideration of each Party's mutual needs, such as Vastera's ability to replace the Seconded Employee and the timing of Ford's placement opportunities. Once a date is mutually agreed, the Seconded Employee shall be removed from Attachment A on the date the Seconded Employee is repatriated to Ford.

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

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       3.     LIAISONS. Each of Ford and Vastera shall appoint a liaison for purposes of administering the terms of this Agreement. The names of the liaisons shall be attached hereto as Attachment B. Either Party may change its liaison by giving notice thereof to the other Party, and substituting a new Attachment B. The Liaisons, by way of example but not limited to the following, will coordinate benefit questions, leave requests, disciplinary issues, performance concerns and personnel matters.

       4.     EMPLOYER MATTERS.

       4.1 EMPLOYER DEFINITION. Ford shall be the employer of the Seconded Employees for all purposes and Vastera shall not be considered the employer for any purpose. Ford will instruct Seconded Employees to conform to Vastera policies while at Vastera facilities regarding safety and health, personal and professional conduct (including the wearing of an identification badge or personal protective equipment and adhering to plan regulations and general safety practices or procedures) generally applicable to such facilities, which rules and regulations Vastera will provide upon request, and otherwise conduct themselves in a businesslike manner. Seconded Employees also shall be subject at all times to Ford's policies and procedures. During the Assigned Period, Ford shall retain responsibility for all payments and benefits due to the Seconded Employees in connection with their work relating to the Business and pro-rated for part-time seconded employment, including but not limited to

       (i) the payment of Seconded Employees' base salary or other components of pay (less any applicable withholding or other taxes or any amounts deducted from such wages pursuant to normal payroll practices of Ford);

       (ii) the provision of all other employee benefits generally provided by Ford to other non-represented Seconded Employees; (iii) payment of all federal, state, or local taxes withheld or otherwise required to be paid with respect thereto, and (iv) the liability for statutory benefits, including workers' compensation.

       4.2 EMPLOYER RIGHTS. Ford shall have the right to terminate any of the Seconded Employees. Ford shall have the right to change the salary and job classification of the Seconded Employees upon reasonable notice to Vastera. Although Ford shall remain responsible for performance management and personnel development, Vastera and its management shall have the right to assign to, and structure work for, Seconded Employees. In the event that Vastera has a concern regarding a Seconded Employee during the Assigned Period, including but not limited to a concern regarding a Seconded Employee's performance or conduct, *. If the identified concern is not cured to the satisfaction of Vastera *. Ford shall comply with this request as soon as is reasonably practical, but in no event more than thirty (30) days after receiving Vastera's notice of removal. This procedure shall be accelerated or modified because of an emergency situation or if the circumstances otherwise warrant. Ford shall request Vastera to provide

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

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       information or documents with respect to the Seconded Employees job performance and other matters, and Vastera shall cooperate with Ford in providing such information or documents.

       4.3 EMPLOYER REPRESENTATIONS. Ford represents and warrants that for the Assigned Period, (i) the Seconded Employees shall be paid by Ford on a salaried basis and be exempt from the wage and hour requirements of the Fair Labor Standards Act ("FLSA") and any other similar or comparable statute, law, ordinance, rule or regulation, whether federal, state or local, (ii) shall not be subject to any collective bargaining agreement, and (iii) shall be subject to Ford's annual Compensation Planning process as set forth in Ford's policies and procedures.

       4.4 ACKNOWLEDGMENT, NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT. Seconded Employees shall be required to execute the Acknowledgment, Non-Disclosure and Confidentiality Agreement attached hereto as Attachment C. The Non-Disclosure and Confidentiality Agreement shall contain the same terms as are contained in the agreement that employees of Vastera are required to sign. In the event a U.S. Ford Customs Employee refuses to sign the Acknowledgment, Non-Disclosure and Confidentiality Agreement, the Parties shall discuss whether the U.S. Ford Customs Employee shall be seconded or continue to be seconded under the terms of this Agreement.

       5. PAYROLL AND RELATED SERVICES. During the Assigned Period, Ford shall provide payroll processing services for its Seconded Employees including, but not limited to, the following: bi-weekly or monthly payroll, quarterly and annual payroll tax deductions and filings, including deductions and payments for income and Social Security tax requirements under local, state and federal laws; personnel record maintenance, insurance withholdings; employee verification; retirement plan processing and annual W-2 forms. Upon reasonable request or as needed, Ford will provide assurances that all proper payments and reporting requirements have been made.

       6.     EMPLOYEE BENEFIT PLANS.

       6.1 IDENTIFICATION OF PLANS. During the Assigned Period, Ford shall cover the Seconded Employees under the same employee benefit and fringe benefit plans and arrangements generally offered to other salaried employees of Ford at the same time, and the Seconded Employees shall continue to accrue benefits under such plans. Seconded Employees shall be ineligible to participate in any employee benefit plan or fringe benefit program sponsored by Vastera. Requests for leave, reasonable accommodation and other benefits provided by Ford policies or by federal, state or local law will be coordinated through the Ford Liaison. Ford reserves the right to modify, terminate or suspend any plan applicable to any of the Seconded Employees.

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       6.2    ADMINISTRATION OF PLANS. During the Assigned Period, Ford shall maintain, administer and manage all employee benefit and fringe benefit plans and arrangements offered to the Seconded Employees.

       7. REIMBURSEMENT. Ford shall be reimbursed monthly for the direct wage and benefit costs for the Seconded Employees. For purposes of this Section 7, reimbursements for "direct wage and benefit costs" shall include:

              (i) The base monthly salary, and any other type of cash compensation paid by Ford to the Seconded Employees for work performed during the Assigned Period, such as overtime, bonuses, moving allowance, and any other cash compensation not included in the Standard Monthly Group Fringe cost (defined below), provided, however, that reimbursement for the base monthly salary of a Seconded Employee shall be limited to no more * increase over the previous year's base monthly salary;

              (ii)   A per-employee Standard Monthly Group Fringe cost equal to
                     * of each Seconded Employee's base monthly salary wage;

              (iii) A per-employee Standard Monthly General Overhead Expense equal to * of each Seconded Employee's base monthly salary but only with respect to a Seconded Employee who continues to occupy Ford's owned or leased facilities from the Effective Date until March 31, 2001;

              (iv) Expenses incurred by Ford with respect to each Seconded Employee which is not included in (i) through (iii) above that arise as a result of the Seconded Employee's work for Vastera, such as reserves for any workers' compensation claims arising out of a work accident while the Seconded Employee was performing work for Vastera during the Assigned Period;

              (v) Reasonable and necessary travel and business related expenses incurred by Ford in furtherance of Vastera business and paid or reimbursed to a Seconded Employee by Ford as authorized by Ford's standard travel and business expense reimbursement policy; and

              (vi) All assessments, premiums or other taxes incurred and paid by Ford with respect to the Seconded Employees.

       8. PAYMENT. Within fifteen (15) days after the end of each calendar month during the Assigned Period, Ford shall render an invoice to Vastera in such form and containing such detail as Vastera shall reasonably require, for direct wage and benefit costs which Ford has incurred with respect to the Seconded Employees and which were not previously invoiced. This amount shall be payable to Ford by the fifteenth day of the following month. Vastera shall have a right to audit the

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

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invoices and related records of Ford upon reasonable notice during normal business hours, at a place mutually agreed by the Parties.

       9. WORKERS' COMPENSATION AND UNEMPLOYMENT INSURANCE. Ford shall continue to provide Workers' Compensation and Unemployment Compensation coverage for all of the Seconded Employees at all times during the term of this Agreement.

       10.    WORK ENVIRONMENT.

       10.1 COMPLIANCE WITH ALL HEALTH AND SAFETY LAWS. The Parties shall comply with all applicable, national, federal, state and local health and safety laws, regulations, ordinances, directives, and rules for Seconded Employees working on their respective premises.

       10.2 COMPLIANCE WITH EMPLOYMENT LAWS. The Parties shall comply with all applicable national, federal, state and local employment laws, including, but not limited to, wage and hour, overtime, discrimination laws, and/or local ordinances.

       11. STAFFING OF VASTERA FOREIGN AFFILIATES. In the event Vastera or an Affiliate forms another Affiliate for the purpose of conducting the Business in a country other than the United States ("Vastera Foreign Affiliate"), if requested by Vastera, Ford agrees to use its commercially reasonable efforts to cause any of its Affiliates that do business in the same country or region ("Ford Foreign Affiliates"), or where appropriate under national law, will recommend to the Ford Foreign Affiliate, to enter into a secondment arrangement with the Vastera Foreign Affiliate with respect to certain employees of the Ford Foreign Affiliate who refuse offers of Vastera employment, on terms and conditions substantially similar to the terms expressed in this Secondment Agreement, modified only to reflect variances in local law. For purposes of
Section 7, REIMBURSEMENT, the per-employee Standard Monthly Group fringe cost shall be determined with reference to Ford's Standard Group Monthly Fringe cost with respect to such country, where applicable, or a comparable statement of labor costs and expressed as a percentage of base monthly salary. For purposes of this Agreement, "Affiliate" means any individual, partnership, corporation, limited liability company, trust, or other entity directly or indirectly, through one or more intermediaries, controlling, controlled by or, under common control with a Party.

       12.    INTELLECTUAL PROPERTY ASSIGNMENT

       12.1 ASSIGNMENT. Seconded Employees are employees of Ford. As a result, all intellectual property rights in inventions, that are conceived or first reduced to practice, and in original works of authorship created by each of them, during the period of their employment with Ford and that relate to Ford's business, are the property of Ford under the terms of their employment agreements and by law. Under this Agreement, Ford agrees to assign to Vastera all of Ford's intellectual

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       property rights in any inventions conceived or first reduced to practice and in original works of authorship created by any of the Seconded Employees, during the period each is seconded and that relate to Vastera's business. Such assignment or rights shall not preempt, supersede or otherwise interfere with Ford practicing rights received under license from Vastera in accordance with other agreements between the Parties. Ford further agrees to execute all assignment and other transfer documents as may be necessary to cause the above assignment of intellectual property rights to be legally formalized. All such documents shall be prepared by Vastera at Vastera's expense, and provided to Ford with at least thirty (30) days notice.

       12.2 FORD'S IP WARRANTY. Ford warrants that it has the right to make the assignment to Vastera of intellectual property rights in the inventions and works of authorship created by Seconded Employees.

       12.3   WARRANTY DISCLAIMER AND LIMITATION OF LIABILITY.

       (A) EXCEPT TO THE EXTENT OF THE WARRANTY MADE ABOVE, FORD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, FORD MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. FORD SHALL IN NO EVENT BE LIABLE TO VASTERA, ITS SUCCESSORS, OR A THIRD PARTY FOR ANY DAMAGES, WHETHER DIRECT OR INDIRECT, SPECIAL OR GENERAL, CONSEQUENTIAL OR INCIDENTAL, ARISING FROM ANY LOSS CLAIMED AS A RESULT OF VASTERA'S USE OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED HEREUNDER .

       (B) FORD MAKES NO WARRANTY OR REPRESENTATION THAT THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED HEREUNDER CAN BE USED FOR ANY PARTICULAR FUNCTION OR THAT VASTERA HAS THE ABILITY TO USE THEM. FORD ASSUMES NO RESPONSIBILITY FOR THE SAFETY, QUALITY, DESIGN, SPECIFICATIONS, COMPLETENESS, ACCURACY OR OTHER CHARACTERISTICS OF THE PERFORMANCE, OUTPUT OR END PRODUCT RESULTING FROM THE USE OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED HEREUNDER.

       (C) EXCEPT TO THE EXTENT OF THE WARRANTY PROVIDED ABOVE, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE THE INDEMNIFICATION OF VASTERA BY FORD AGAINST ANY CLAIM OF INFRINGEMENT OF OTHER THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, WHETHER OR NOT THE EXERCISE OF ANY RIGHT GRANTED HEREIN NECESSARILY EMPLOYS OR

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       REQUIRES THE PRACTICE OF ANY SUCH EXISTING OR SUBSEQUENTLY CREATED THIRD
       PARTY INTELLECTUAL PROPERTY RIGHTS.

       13.    INDEMNITY.

       13.1 COMPANY INDEMNITY. Vastera shall indemnify Ford against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expense in connection with any action, suit or proceeding brought against
       Ford) incurred or suffered by Ford arising out of (i) breach of any agreement made by Vastera hereunder with respect to the Seconded Employees or (ii) employment claims of the Seconded Employees or Vastera employees that arise during the Assigned Period based on conditions at Vastera over which Vastera has sole control or any actions of Vastera or Vastera employees acting under Vastera's authority, direction or control with respect to the Seconded Employees.

       13.2 EMPLOYER INDEMNITY. Ford shall indemnify Vastera against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against Vastera) incurred or suffered by Vastera arising out of (i) breach of any agreement made by Ford with respect to the Seconded Employees; (ii) employment, payroll or other claims of Seconded Employees based on any action or omission on the part of Ford or any employee of Ford, including any Seconded Employee, except where the Seconded Employee was under Vastera's authority, direction or control; or
       (iii) any claim by Seconded Employees (or their dependents or beneficiaries), to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor ("DOL"), or Internal Revenue Service ("IRS"), or comparable federal or national agencies in the United States, arising out of or in connection with the operation, administration, funding or termination of any of the employee benefit plans or programs applicable to the Seconded Employees that arise prior to, during or after the Assigned Period.

       13.3 INDEMNIFICATION PROCEDURES. With respect to a Party's indemnity obligations hereunder with respect to third-party claims, the following procedures shall apply:

              (a) NOTICE. Promptly after receipt by any entity entitled to indemnification hereunder of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to the terms and conditions herein, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages

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                     attributable to such failure. Within fifteen (15) days
                     following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its responsibilities and obligations with respect to such indemnification and elects to assume control of the defense and settlement of that claim (a "Notice of Election").

              (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and all negotiations for the compromise or settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. The indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

              (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

       14. DISPUTE RESOLUTION. If a dispute arises between the Parties relating to this Agreement, the following procedure shall be implemented except that either Party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

       14.1 INITIAL MEETING. The Parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled hereunder.

       14.2 MEDIATION. If within thirty (30) days after such meeting the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for

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       Mediation of Business Disputes of the Center for Public Resources and to
       bear equally the costs of the mediation.

       14.3 APPOINTMENT OF MEDIATOR. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

       14.4 ARBITRATION. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days . If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration or a private adjudicator.

       14.5 GENERAL PROCEDURE. Mediation or arbitration shall take place in Pittsburgh, Pennsylvania unless otherwise agreed by the Parties. Equitable remedies shall be available in any arbitration. Punitive or exemplary damages shall not be awarded. This Section is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 ET SEQ.

       14.6 ARBITRATION PROCEDURE. In the event of arbitration, the Parties agree that the award of the arbitrator shall be (1) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) final and subject to no judicial review; and (3) made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The Parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement. The Parties hereto agree that judgment on the arbitration award may be entered and enforced in any court of competent jurisdiction. Each Party shall, except as otherwise provided herein, be responsible for its own costs, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the Parties.

       15.    MISCELLANEOUS.

       15.1 FORCE MAJEURE. Either Party's delay or failure to perform (except for a Party's payment obligation) shall be excused for so long as, and to the extent that, it is prevented from performing any of its obligations under this Agreement, in whole or in part, as a result of delays caused by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party (a "Force Majeure Event"). The non-performing Party shall promptly notify the other Party of the circumstances causing its delay or failure to perform and of its plan and efforts to implement a workaround solution. For as long as such circumstances prevail, the Party whose performance is delayed or hindered shall continue to use reasonable efforts to minimize the length and effect of

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       delays and shall re-commence performance after the cessation of the Force
       Majeure Event.

       15.2 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, neither Party shall assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except that either Party may assign this Agreement without the consent of the other Party to an entity that acquires all, or substantially all, of the business of the assigning Party (provided that such entity is not a competitor of the other Party).

       15.3 ENTIRE AGREEMENT, AMENDMENT, WAIVER. This Agreement, including the Attachments referred to herein and attached hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment or modification or waiver of a breach of any term or condition of this Agreement shall be valid unless in a writing signed by each of the Parties. The failure of a Party to enforce, or the delay by either of them in enforcing, any of their respective rights under this Agreement will not be deemed a continuing waiver or a modification of any rights hereunder and a Party may, within the time provided by applicable law and consistent with the provisions of this Agreement, commence appropriate legal proceedings to enforce any or all of its rights.

       15.4 NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand,
       (ii) one (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, or (iii) six (6) calendar days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

       In the case of Ford:        Ford Motor Company
                                   One American Road, 11th Floor
                                   Dearborn, Michigan 48126
                                   Attention:  Vice President, Material Planning
                                    and Logistics

       With copies to:             Ford Motor Company
                                   One American Road
                                   Dearborn, Michigan 48126
                                   Attention:  Assistant Tax Officer, Corporate
                                    Finance

                                   Ford Motor Company


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                                       12


                                   Office of the General Counsel
                                   One American Road, WHQ Suite 320
                                   Dearborn, Michigan 48126
                                   Attention:  Assistant General Counsel --
                                    Transactions

       In the case of Vastera:     Vastera Solutions Services Corporation
                                   45025 Aviation Drive
                                   Suite 200
                                   Dulles, Virginia 20190-5602
                                   Attention:  General Counsel

       With copies to:             Vastera, Inc.
                                   45025 Aviation Drive
                                   Dulles, Virginia 20190-5602
                                   Attention:  Vastera designated Liaison

       Any Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

       15.5 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

       15.6 SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

       15.7 CONSENTS AND APPROVAL. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.

       15.8 SURVIVAL. Any provision of this Agreement which contemplates performance or observance after any termination or expiration of this Agreement (in whole or in party) shall survive any termination or expiration of this Agreement and continue in full force and effect.

       15.9 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, Ford and Vastera. This Agreement shall not be deemed to create any rights in third parties, including employees, suppliers and

CONFIDENTIAL
       customers of a Party, or to create any obligations of a Party to any such third parties.

       15.10 CHOICE OF LAW. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its choice of law principles.

       15.11 NEGOTIATED TERMS. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

       15.12 TITLES AND HEADINGS. Titles and headings of Sections of this Agreement are for convenience only and will not affect the construction of any provision of this Agreement.

       15.13 NO INDIVIDUAL AUTHORITY. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, assume, undertake, or enter into any commitment, debt, duty or obligation binding upon the other Party, except for actions taken pursuant to agreements entered into between such Party or its Affiliates and any other Party.

       15.14 PARENT GUARANTY. In connection with this Agreement, Ford and Vastera, Inc. have executed a Parent Guaranty, attached hereto as Attachment D.

       16. HSR ACT. Both Parties' obligations under this Agreement are subject to the termination or expiration of any HSR Act waiting period applicable to the Stock Transfer Agreement among Ford, Vastera and Vastera, Inc. dated as of even date herewith. "HSR Act" is defined as the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

       17. SEC. Both Parties' obligations under this Agreement are subject to the receipt by Vastera of written approval or concurrence from the United States Securities and Exchange Commission of its treatment of the transactions contemplated by the Stock Transfer Agreement among Ford, Vastera, and Vastera, Inc. dated as of even date herewith as a business combination applying the purchase method of accounting under generally accepted accounting principles, provided that the foregoing condition precedent shall be deemed waived by both Parties in the event that no such written approval or concurrence has been received by Vastera within sixty (60) days of the Effective Date.

              IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

CONFIDENTIAL

FORD MOTOR COMPANY                  VASTERA SOLUTIONS SERVICES

                                                      CORPORATION

By: /s/ Frank Taylor                By: /s/ Arjun Rishi
   ----------------------------        -------------------------------

Title:                              Title:
      -------------------------           ----------------------------

                                 ATTACHMENT A*



                                 Employee Census



---------------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

                                  ATTACHMENT B



                                    LIAISONS



Ford:             David Rich
                  *

Vastera:          Gary Boone
                  *



---------------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

                                  ATTACHMENT C



          Acknowledgment, Non-Disclosure and Confidentiality Agreement

                                     VASTERA


                     SECONDED FORD EMPLOYEE ACKNOWLEDGEMENT,
                                 CONFIDENTIALITY
                                       AND
                         INTELLECTUAL PROPERTY AGREEMENT

This Ford Employee Acknowledgement, Confidentiality and Intellectual Property Agreement ("Agreement") is made by and between Vastera, Inc. ("Vastera"), a Delaware corporation, and ______________________________________________________
_________"Ford Employee").  SECONDED FORD EMPLOYEE NAME     (PLEASE PRINT)

WHEREAS, Vastera will have the use of Seconded Ford Employee's services with Ford Motor Company's permission ("Ford") for a defined duration while the Ford Employee remains a Ford employee subject to Ford's policies, procedures, benefits and control and such Ford Employee will not be entitled to any Vastera benefits or other forms of compensation; and

WHEREAS the Seconded Ford Employee will have access to Vastera's confidential and trade secret information during the course of the secondment and Vastera desires to ensure that its confidential and trade secret remain protected from improper use or disclosure; and

WHEREAS, Vastera possesses information which has commercial value in the business of Vastera, including trade secrets, processes, designs, concepts, know-how, techniques, notes, marketing plans, strategies, forecasts, financial and cost information, customer lists and other similar types of information not generally known to the public ("Proprietary Information"); and

WHEREAS, Vastera is engaged in the development, marketing and sale of a broad range of professional services on an international basis. Any Vastera developed technology and activities constitute valuable assets, including the Proprietary Information of Vastera and of third parties to which Ford Employee will gain access during his secondment with Vastera; and

WHEREAS, the parties acknowledge the necessity of a relationship of trust and confidence between Ford Employee and Vastera not only with respect to the duties of Ford Employee pertaining to the discharge of his work-related functions, but also the duty of Ford Employee to protect the Proprietary Information of Vastera.

NOW THEREFORE, in consideration of the promises, terms, and conditions hereof, the Ford Employee and Vastera agree as follows:

1.1 All Proprietary Information and other rights in connection therewith shall be the sole property of Vastera and its successors and assigns. Ford Employee hereby promises to assign and does assign to Vastera all right, title and interest he has, may have, or subsequently may acquire in such Proprietary Information. Ford Employee covenants to Vastera that he will execute, upon request, any documentation, including assignments, required to vest exclusive title to Proprietary Information in the name of Vastera.

1.2 At all times during Ford Employee's secondment and for the one (1) year period following any termination of his secondment, Ford Employee will keep in confidence the Proprietary Information of Vastera. Except as may be necessary in the ordinary course of performing the duties of Ford Employee on behalf of Vastera or Ford, Ford Employee will not use or disclose any Proprietary Information or any matter related to the Proprietary Information without Vastera's prior written consent. The obligations under this paragraph are continuing and shall survive Ford Employee's termination of secondment with Vastera, including the obligation of Ford Employee to decline employment, for a period of one (1) year following any termination of secondment, by a third party which by its nature will result in disclosure of Proprietary Information belonging to Vastera.

1.3 The Ford Employee will not take any documents or data from Vastera's premises, or reproductions thereof, which relates to Proprietary Information, except in connection with Ford Employee's performance of work-related duties. Upon termination of the secondment, Ford Employee shall immediately deliver to Vastera all documents and data of any nature pertaining to work with Vastera, including copies thereof, and any Proprietary Information which the Ford Employee has in his possession.

1.4 Ford Employee shall promptly disclose to Vastera any and all improvements, inventions, whether or not patentable or copyrightable, trademarks, formulas, processes, techniques, know-how and data, conceived, made, reduced to practice or learned by Ford Employee either alone or with others, during his secondment with Vastera. All such improvements, inventions, formulas, processes, techniques, know-how, and data are hereinafter referred to as "Inventions".

1.5 Ford Employee agrees that any Inventions made by Ford Employee whether solely or together with others, during the term of his secondment, made with Vastera's equipment, supplies, facilities, trade secrets, or time; or that relate at the time of conception or reduction to practice to the business of Vastera or Vastera's actual or demonstrably anticipated research or development; or that result from any work performed by Ford Employee for Vastera, shall be deemed to be a "work made for hire" as defined in Section 101 (b) of the Copyright Act and belong solely to Vastera, and Ford Employee promises to and hereby does assign to Vastera, without further compensation, all right, title and interest he has, may have, or subsequently may acquire in such Inventions.

1.6 Ford Employee shall assist Vastera in obtaining patents or copyrights on all Inventions, designs, improvements, and discoveries deemed patentable or copyrightable by Vastera and the Ford Employee shall execute all documents, including assignments, oaths and declarations, and do all things necessary to obtain patent/copyright certificates on behalf of Vastera so as to vest Vastera with full and exclusive title thereto, and to protect the Inventions from infringement by others.

1.7 For purposes of this Agreement, an Invention is deemed made during the term of secondment of Ford Employee if the Invention was conceived or first reduced to practice during that period. Ford Employee agrees that any application for a patent or copyright filed within one year of termination of secondment under this Agreement shall be presumed to relate to an Invention made during the term of this Agreement unless the Ford Employee can provide clear evidence to the contrary and the parties hereto agree in writing.

1.8 Ford Employee agrees that Vastera shall have full discretion to determine whether to keep such Invention as a trade secret subject to the protections in this Agreement.

1.9 Ford Employee has identified on Appendix A, attached hereto and made a part of this Agreement by reference, all Inventions or improvements relevant to the subject matter of secondment by Vastera or business of Vastera that has been conceived, made, or first reduced to practice by Ford Employee, alone or jointly with others, prior to Ford Employee's secondment by Vastera, and which Ford Employee desires to remove from the operation of this Agreement. Ford Employee represents and warrants that such list is complete. If there is no such list on Appendix A, Ford Employee represents that Ford Employee claims no such Inventions and improvements exist at the time of signing this Agreement.

1.10 Ford Employee acknowledges that he will in good faith refrain from conduct that would deprive Vastera of the employment benefits of performance by Ford Employee.

2. Ford Employee acknowledges his secondment duties will provide access to and/or possession of trade secrets and other confidential and Proprietary Information of Vastera and shall provide Ford Employee with intimate knowledge of Vastera's technology and operations. Accordingly, any Ford Employee activities or employment that could constitute a breach of Section 1 of this Agreement will cause irreparable harm to Vastera. If Ford Employee continues to engage in such harmful activities or employment, Vastera may seek other equitable relief as may be appropriate.

3. Ford Employee represents that during the period of his secondment by Vastera, he will not, without the Vastera's prior written consent, engage in any employment or business activity other than for Vastera which prevents him from properly performing his duties as a seconded Ford Employee of Vastera or which presents a conflict of interest, as determined by Vastera with the exception of assignments which may be given by Ford to the seconded Ford Employee with Vastera's consent. Ford Employee further agrees that during the period of his secondment by Vastera and for a period of one (1) year after his date of termination of secondment by Vastera, Ford Employee will not, directly or indirectly, (i) solicit, hire or otherwise induce any Vastera employee to leave Vastera's employ, or (ii) solicit the business of any client or customer of Vastera (other than on behalf of Vastera or Ford Motor Company).

4. Ford Employee acknowledges that his secondment with Vastera is terminable at the sole discretion of Ford Motor Company but he may request a change of assignment as provided by Ford's policies and procedures. Ford Employee further acknowledges his understanding that no representation, express or implied, is intended to be made by Vastera of continued secondment by reason of execution of this Agreement. Unless otherwise agreed to in writing, Ford Employee is, and shall remain, a terminable-at-will Ford Employee subject to Ford's policies, procedures, benefits and requirements.

5. Ford Employee acknowledges that the Vastera has received, and in the future will receive from third parties, confidential or proprietary information ("Third Party Information") subject to a duty on Vastera's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of secondment and thereafter, Ford Employee will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Vastera personnel who need to know such information in connection with their work for Vastera) or use, except in connection with Ford Employee's work for Vastera, Third Party Information unless expressly authorized by an officer of Vastera in writing.

6. Ford Employee represents that during his secondment by Vastera, Ford Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former Vastera employee or any other person to whom Ford Employee has an obligation of confidentiality, and Ford Employee will not bring onto the premises of Vastera any unpublished documents or any property belonging to any former Vastera employee or any other person to whom Ford Employee has an obligation of confidentiality unless consented to in writing by that former Vastera employee or person. Ford Employee will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by Vastera.

7. Ford Employee represents that he is not bound by any prior agreement or arrangement, or subject to any judgment, decree or order of any court or administrative agency, which would conflict with the obligation of Ford Employee to diligently promote and further the interests of Vastera's business as now or hereafter conducted.

8.1 This Agreement is binding upon and inures to the benefit of Ford Employee and Vastera, and their respective heirs, executors, administrators, successors and assigns.

8.2 The parties intend that each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof shall nevertheless continue in full force without being impaired or invalidated in any manner.

8.3 If any of the covenants contained in Sections 1 or 3 are held to be unenforceable because of the duration or scope of such provision, the parties agree that the court making the determination shall have the power to reduce the duration and/or scope of such provision and, in its reduced form, the provision shall be enforceable.

8.4 Any notices to be given by either party to the other may be effected either by personal delivery in writing or by first-class mail, postage prepaid. Each party may change its address by written notice to the other party in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date which is three business days after being deposited in the U.S. mail.

8.5 Ford Employee services are personal and unique, and because Ford Employee may have access to and become acquainted with the Proprietary Information of Vastera, Vastera shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Vastera may have for a breach of this Agreement.

8.6 All promises and covenants contained herein shall survive termination of the secondment and any affirmative assistance covenanted to be performed on the part of Ford Employee shall be performed beyond the date of termination of secondment but Vastera will pay all reasonable costs for such affirmative assistance to perfect intellectual property rights.

8.7 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the commercial rules of the American Arbitration Association and judgment on the award rendered may be entered into any court having jurisdiction thereof. Arbitration hearings shall be heard by a sole arbitrator in Fairfax, Virginia or in such other location as Vastera and the Ford Employee may agree.

8.8 If any action at law or equity is deemed necessary by Vastera to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which he may be entitled.

8.9 This Agreement supersedes any and all other agreements, discussions and understandings, either oral or in writing, between the parties with respect to the secondment of Ford Employee by Vastera and contains all of the covenants and agreements between these parties with respect to that employment. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties hereto.

8.10 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any persons other than the parties hereto and their respective successors and assigns.

8.11 This Agreement shall be governed by and construed in accordance of the laws of the Commonwealth of Virginia.

I HAVE READ THIS AGREEMENT CAREFULLY AND AGREE TO ITS TERMS. I HAVE COMPLETELY FILLED OUT AND SIGNED EXHIBIT "A" TO THIS AGREEMENT.

EXECUTED THIS __________ DAY OF _______________________, 200________.


FORD EMPLOYEE NAME: __________________________________________________________
(PLEASE PRINT)

HOME ADDRESS: ________________________________________________________________

              ________________________________________________________________

FORD EMPLOYEE SIGNATURE: _____________________________________________________

                                   EXHIBIT A
                TO FORD EMPLOYEE ACKNOWLEDGEMENT, CONFIDENTIALITY
                       AND INTELLECTUAL PROPERTY AGREEMENT

Vastera, Inc.
45025 Aviation Drive, Suite 300
Dulles, Virginia 20166

Attn: Human Resources

1. The following is a complete list of all Inventions or improvements requested to be identified by Section 1.9 of the Ford Employee Acknowledgement, Confidentiality and Intellectual Property Agreement that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my secondment by Vastera:


         _____  NO INVENTIONS OR IMPROVEMENTS

         _____  See below:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         _____ Due to confidentiality agreements with prior or current employers, I cannot disclose certain inventions that would otherwise be included on the above-described list.

         _____  Additional sheets attached.


2. I propose to bring to my secondment by Vastera the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my secondment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):


         _____  NO MATERIAL


________________________________________________________________________________
FORD EMPLOYEE NAME (Please Print)


__________________________________________________     _________________________
FORD EMPLOYEE SIGNATURE                                 DATE


________________________________________________________________________________
TO BE COMPLETED BY VASTERA HUMAN RESOURCES:

___ NO DISCLOSURE:         FILE IN PERSONNEL FILE ______________________________
                                                  (BY: HR REP)           DATE

___ DISCLOSURE:   FORWARD TO VASTERA'S GENERAL COUNSEL _________________________
                                                       (BY: HR REP)        DATE